UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2012

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Restricted Stock Units

On December 19, 2012, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") granted restricted stock units ("RSUs") under the Company’s 2010 Equity Compensation Plan (the "2010 Plan") to certain officers of the Company, including the following grants to the named executive officers of the Company: D. F. Smith, 43,416; R. J. Tanski, 21,864; M. D. Cabell, 17,032; A. M. Cellino, 11,928; and D. P. Bauer, 5,410. A brief description of the principal terms and conditions of the RSUs is provided below.

The RSUs are subject to a performance condition as described below. The performance cycle for the RSUs is October 1, 2012 through September 30, 2015. Each RSU will make the officer eligible to receive, no later than March 15, 2016 but in any event as soon as practicable after the Compensation Committee determines the extent to which the performance condition has been satisfied, up to one share of common stock of the Company (or the equivalent value in cash, as determined by the Committee), provided that the RSUs will not vest and will be forfeited to the extent the performance condition is not achieved. No dividend equivalents will be provided in respect of the RSUs.

The performance condition for the October 1, 2012 to September 30, 2015 performance cycle is the Company’s total return on capital as compared to the same metric for companies in the Natural Gas Distribution and Integrated Natural Gas Companies group (the "report group") as calculated and reported in the Monthly Utility Reports of AUS, Inc., a leading industry consultant ("AUS"). Total return on capital for a given company means the average of the company’s returns on capital for each twelve month period corresponding to each of the Company’s fiscal years during the performance cycle. For purposes of the comparison, the Compensation Committee will adjust the Company’s total return on capital to include the effect of discontinued operations. In addition, to the extent reasonably correctible, the Compensation Committee will correct the reported data for a known error in the reporting of the results of the Company.

The number of RSUs that will vest and be paid will depend upon the Company’s performance relative to the report group, and not upon the absolute level of return achieved by the Company. The Compensation Committee established five relative levels of performance that will determine the number of RSUs to vest and be paid: (i) less than 45.01%, (ii) 45.01%, (iii) 60%, (iv) 75%, and (v) 100%. These relative levels of performance will result in vesting and payment of a percentage of the RSUs, as follows: (i) 0%, (ii) 25%, (iii) 50%, (iv) 75%, and (v) 100%, respectively. Accordingly, if the Company’s rank as a percentile of the report group were 60%, then 50% of the RSUs would vest and be paid. For performance between two established performance levels, the percentage of RSUs to vest and be paid will be determined by mathematical interpolation. RSUs that do not vest will be automatically forfeited on March 15, 2016.

Stock Appreciation Rights

On December 19, 2012, the Compensation Committee granted stock appreciation rights ("SARs") under the 2010 Plan to certain officers of the Company, including the following grants to the named executive officers of the Company: D. F. Smith, 85,297; R. J. Tanski, 42,953; M. D. Cabell, 33,463; A. M. Cellino, 23,433; and D. P. Bauer, 10,629. A brief description of the principal terms and conditions of the SARs is provided below.

The grant price of each SAR is the fair market value of the Company’s common stock on the date of grant. "Fair market value," as defined in the 2010 Plan, means the average of the high and low reported sales prices of a share of the Company’s common stock, which was $53.045 per share on December 19, 2012. The SARs vest and become exercisable annually in one-third increments, commencing on December 19, 2013. The SARs will not be exercisable in whole or in part after December 19, 2022.

Upon exercise of a SAR, the grantee will be entitled to receive from the Company a payment in shares of common stock of the Company, in cash, or in a combination of shares of common stock of the Company and cash, as determined by the Committee. The payment will be equal in value to the excess, if any, of the fair market value on the date of exercise of one share of common stock of the Company over the grant price, multiplied by the number of shares in respect of which the SAR is being exercised.

Annual At Risk Compensation Incentive Program

On December 20, 2012, the Compensation Committee adopted specific written performance goals for fiscal year 2013 under the 2012 Annual At Risk Compensation Incentive Program ("AARCIP") for David F. Smith, Ronald J. Tanski, Matthew D. Cabell and Anna Marie Cellino. Mr. Smith is Chairman of the Board and Chief Executive Officer of the Company. Mr. Tanski is President and Chief Operating Officer of the Company. Mr. Cabell is President of Seneca Resources Corporation, the Company’s exploration and production subsidiary, and Senior Vice President of the Company. Mrs. Cellino is President of National Fuel Gas Distribution Corporation, the Company’s utility subsidiary.

These executives will earn cash compensation in fiscal 2013 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range up to 200% of fiscal-year salary for Mr. Smith, up to 160% of fiscal-year salary for Mr. Tanski and up to 140% of fiscal-year salary for Mr. Cabell and Mrs. Cellino. Target compensation is 105% of fiscal-year salary for Mr. Smith, 80% of fiscal-year salary for Mr. Tanski and 70% of fiscal-year salary for Mr. Cabell and Mrs. Cellino. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Smith relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 20% of the formula), safety (weighted as 10% of the formula), environmental/safety compliance (weighted as 10% of the formula), and the Company’s investor relations program (weighted as 10% of the formula).

The goals for Mr. Tanski relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 10% of the formula), management of the capital expenditures of the Company’s utility subsidiary (multiple goals weighted in the aggregate as 20% of the formula), safety (weighted as 10% of the formula), and the Company’s investor relations program (weighted as 10% of the formula).

The goals for Mr. Cabell relate to Company EBITDA (weighted as 15% of the formula), EBITDA of the Company’s exploration and production subsidiary (weighted as 15% of the formula), oil and natural gas production volume (weighted as 25% of the formula), oil and natural gas reserve replacement (weighted as 15% of the formula), finding and development costs (weighted as 15% of the formula), lease operating expenses and general and administrative expenses (weighted as 10% of the formula), and environmental/safety compliance (weighted as 5% of the formula).

The goals for Mrs. Cellino relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 20% of the formula), customer service telephone response time in the Pennsylvania division of the Company’s utility subsidiary (weighted as 10% of the formula), management of the capital expenditures of the Company’s utility subsidiary (multiple goals weighted in the aggregate as 10% of the formula), and effectiveness of the Company’s utility subsidiary in obtaining customer assistance under the Home Energy Assistance Program (multiple goals weighted in the aggregate as 10% of the formula).

For purposes of the fiscal 2013 goals under the AARCIP and EACIP (as defined below), EBITDA is defined as operating income plus depreciation, depletion and amortization, and any period-end impairment charges. EBITDA will exclude any reversal of reserves for preliminary survey and investigation charges. For each named executive officer (including David P. Bauer as described below), the performance level achieved on each earnings goal will be averaged with the performance level achieved on the prior year’s corresponding earnings goal.

Executive Annual Cash Incentive Program

On December 20, 2012, the Compensation Committee adopted specific written performance goals for fiscal year 2013 under the National Fuel Gas Company Executive Annual Cash Incentive Program ("EACIP") for David P. Bauer, Treasurer and Principal Financial Officer of the Company. Mr. Bauer will earn cash compensation in fiscal 2013 under the EACIP depending upon his performance relative to his goals. The compensation amount pursuant to this arrangement can range up to 90% of fiscal-year salary, and target compensation is 45% of fiscal-year salary. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Bauer relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), the Company’s investor relations program (multiple goals weighted in the aggregate as 15% of the formula), internal control compliance (weighted as 5% of the formula), safety (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 26, 2012	By:	/s/ Paula M. Ciprich

Name: Paula M. Ciprich
Title: General Counsel and Secretary